Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Noble Medical Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the period ended December 31, 2010 of the Company (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2011

/s/Elliot Goldman
Elliot Goldman
Chief Operating Officer
(Principal Executive Officer)

/s/Tatiana Walker
Tatiana Walker
Interim Chief Financial Officer
(Principal Financial Officer)